EXHIBIT 4.2

                   CERTIFICATE OF DESIGNATIONS OF THE POWERS,
                PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
                 AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                     THEREOF
                                       of
               SERIES A 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       for
                                  VAXGEN, Inc.

     VAXGEN, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

     RESOLVED, that, pursuant to Article 4, Section 4.1, of the Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 20,500 shares, par value $0.01, to be designated "Series A 6% Cumulative Convertible Preferred Stock."

     RESOLVED, that each of the shares of Series A 6% Cumulative Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

     1. Designation. There is hereby created out of the authorized and unissued shares of the preferred stock of the Corporation a series of preferred stock designated as the "Series A 6% Cumulative Convertible Preferred Stock." The number of shares (the "Preferred Shares") constituting such series shall be 20,500.

     2. Dividends.

          (a) Cumulative. The holders of the Preferred Shares shall be entitled to receive cumulative dividends at the per share rate of six percent (6%) per annum (i.e., three percent (3%) semi-annually) of the Liquidation Value (as defined below) of each outstanding Preferred Share, accruing daily from the date of issuance and compounded (if not paid within five (5) days of a Dividend Payment Date) on June 30th and December 31st of each year (each a "Dividend Payment Date"), with the first Dividend Payment


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     Date  commencing on December 31, 2001,  in  preference  and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of equity security of the Corporation. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to any Dividend Payment Date, then the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation. For purposes of computing any per diem accrual, calculations shall be made using a 360-day year.

          (b) Stock Payment or Cash Payment. The Corporation shall pay the dividends payable on the outstanding Preferred Shares on each Dividend Payment Date either in cash or in shares of common stock, par value $0.01, of the Corporation (the "Common Stock"), at the Corporation's option (subject to the terms hereof), provided that accrued but unpaid dividends on any Preferred Shares which are redeemed or repurchased hereunder or otherwise shall be paid in cash concurrently with such redemption or repurchase. Unless the Corporation shall deliver to all holders of Preferred Shares an irrevocable written notice (the "Dividend Notice") at least 15 Trading Days (as defined below) prior to any Dividend Payment Date electing to pay dividends on the Preferred Shares in shares of Common Stock on such Dividend Payment Date, the Corporation shall pay dividends on the Preferred Shares in cash. If the Corporation timely elects to so pay dividends in Common Stock, then the number of such shares to be issued on such Dividend Payment Date shall be the number determined by dividing (x) the dollar amount of dividends due, by (y) 95% of the average of the closing bid prices per share of Common Stock over the five (5) consecutive Trading Days immediately preceding such Dividend Payment Date as reported by the Principal Market. Such shares shall be issued and delivered within three (3) Trading Days following the applicable Dividend Payment Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends. If the Corporation fails to issue such shares of Common Stock in such manner within such 3-Trading Day period following the Dividend Payment Date, then the holders of Preferred Shares shall have the right to elect whether to receive such dividends in cash or Common Stock.

          Notwithstanding anything to the contrary contained herein, the Corporation may not pay dividends hereunder in shares of Common Stock (and must deliver cash in respect thereof) if as of the Dividend Payment Date there is no Effective Registration (as defined in the Purchase Agreement, defined below) or:

          (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue the number of shares issuable upon conversion of all Preferred Shares at

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               the lesser of the Conversion Price and Market Price at such time;

          (2) the Corporation (together with its subsidiaries on a consolidated basis) does not have current assets exceeding its current liabilities (as determined in accordance with generally accepted accounting principles) or is unable to pay all its debts as they become due in the ordinary course of business, or the Corporation is subject to any liquidation, dissolution or winding up of its affairs, or the Corporation or its assets is subject to any bankruptcy, insolvency, reorganization or similar proceeding;

          (3) the Corporation shall have failed to pay any dividend payments when due on more than one occasion; or

          (4)  such issuance would cause the ownership  limitations contained in
               Section 5(j) below to be violated.

     3. Liquidation Value. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities, the amount of $1,000 per share plus all accrued but unpaid dividends thereon and all liquidated damages payable under the Registration Rights Agreement which have not yet been paid (collectively, the "Liquidation Value"). The foregoing shall not affect any rights which holders of Preferred Shares may have with respect to any requirement that the Corporation repurchase the Preferred Shares or for any right to monetary damages.

     4. Issuance of Preferred Shares. The Preferred Shares shall be issued by the Corporation pursuant to a Purchase Agreement, dated on or about the date hereof (the "Purchase Agreement") between the Corporation and the initial subscriber or subscribers for the Preferred Shares thereunder (collectively, the "Subscriber"), and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement, dated on or about the date hereof (the "Registration Rights Agreement") between such parties in connection with the Purchase Agreement to the extent set forth therein.

     5. Conversion. Subject to the terms hereof, each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert any or all Preferred Shares held by such holder for such number of fully paid, validly issued and nonassessable shares (the "Common Shares") of Common Stock, free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Value times the number of Preferred Shares being converted, by (ii) the applicable Conversion Price (as defined in Section 5(b) below) determined as hereinafter provided in effect on the Conversion Date (subject to the limitations set forth in this Section 5). Immediately following such conversion, the rights of the holders of


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converted  Preferred  Shares shall cease and the persons entitled to receive the
Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to holders.

          (a) Mechanics of Conversion. To convert Preferred Shares into Common Shares, the holder shall give written notice ("Conversion Notice") to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) no later than the Conversion Date stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the conversion date specified in such Conversion Notice shall be referred to herein as the "Conversion Date"). Within one Trading Day following delivery of any such Conversion Notice, the holder shall deliver (which also may be delivered by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the Conversion Notice and subject to the book-entry provisions set forth below, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or, if identified in writing to all the holders by the Corporation, at the offices of any transfer agent for such shares. The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall immediately issue and deliver to such holder a certificate or certificates for the number of Preferred Shares (including any fractional shares) which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice. The Corporation shall effect such issuance of Common Shares (and certificates for unconverted Preferred Shares) within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice. If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares or in payment of dividends hereunder, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or dividend payment to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to


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     accomplish this objective.  The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

          The Corporation's obligation to issue Common Shares upon conversion of Preferred Shares shall, subject to compliance with this subsection (a) in all material respects, be absolute, is independent of any covenant of any holder of Preferred Shares, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the holders of Preferred Shares whether pursuant to this Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, the Warrants (as defined in the Purchase Agreement) or otherwise.

          Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender such holder's certificates for Preferred Shares to the Corporation unless such holder is converting all of the Preferred Shares then held by such holder. The holders of Preferred Shares and the Corporation shall maintain records showing the number of Preferred Shares so converted hereunder, the number of Common Shares received upon conversion and the dates of such conversions, or shall use such other method, reasonably satisfactory to the holders and the Corporation, so as not to require physical surrender of certificates for Preferred Shares upon each such conversion.
     Notwithstanding the foregoing, if any Preferred Shares are converted as aforesaid, such holder of Preferred Shares may not transfer its Preferred Shares unless such holder first physically surrenders to the Corporation all certificates representing any Preferred Shares which have previously been converted in whole or in part, whereupon the Corporation will forthwith issue and deliver upon the order of such holder new certificate(s) evidencing Preferred Shares, registered as such holder may request, representing in the aggregate, together with all other certificates evidencing Preferred Shares held by such holder, the remaining number of Preferred Shares held by such holder. Each holder of Preferred Shares (and any successor in interest or assignee), by acceptance of Preferred Shares, acknowledges that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares actually owned by such holder may be less than the number of Preferred Shares set forth on the face of the certificates representing Preferred Shares and held by such holder.

          (b) Determination of Conversion Price.

          For purposes of this Certificate of Designations, the following terms shall have meanings ascribed to them below:

               "Change in Control Transaction" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate


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          reorganization  or  transaction or series of related  transactions  in which in any of such events the voting stockholders of the Corporation prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Corporation's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation's voting power, (iii) there is a replacement of more than one-half of the members of the Corporation's Board of Directors which is not approved by those individuals who are members of the Corporation's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis, or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above, pursuant to which the Common Stock is converted or reclassified into other securities, cash or property.

               "Closing Price" shall mean $20.19, as such Closing Price may be adjusted pursuant to the terms of this Certificate of Designations.

               "Conversion Price" shall mean 115% of the Closing Price, provided, however, that following the occurrence of any Interfering Event (as defined in the Registration Rights Agreement) upon which the holders of Preferred Shares have a right to sell any or all Preferred Shares to the Corporation, the Conversion Price hereunder shall equal the lesser of (a) 115% of the Closing Price or the then applicable Conversion Price, whichever is lower, and (b) the lowest closing bid price for the Common Stock on the Principal Market over the five Trading Days immediately preceding the Conversion Date; in each case as such Conversion Price may be adjusted from time to time pursuant to the terms of this Certificate of Designations (including without limitation pursuant to Section 5(c) below).

               "Convertible   Securities"  means  any  convertible   securities,
          warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

               "Floor Price" shall mean 70% of Closing Price, as such figure shall be appropriately and equitably adjusted pursuant to any stock splits, stock dividends and similar events.

               "Market Price" shall mean the average VWAP over the thirty (30) consecutive Trading Days immediately preceding the date as of which the Market Price is being determined, provided that if the Common Stock is not then listed on


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          any market or exchange,  then the Market Price shall be the average of the closing bid prices for the Common Stock on the OTC Bulletin Board, or, if such is not available, the National Quotation Bureau, or otherwise the average of the closing bid prices for the Common Stock quoted by two market-makers of the Common Stock, or otherwise such Market Price shall be the fair market value of one share of Common Stock as reasonably determined in good faith by the Corporation and the holders of a majority of the Preferred Shares.

               "MFN Transaction" shall mean a transaction in which the Corporation issues or sells any securities in a capital raising transaction or series of related transactions (the "MFN Offering") which grants to the investor (the "MFN Investor") the right to receive additional securities based upon future capital raising transactions of the Corporation on terms more favorable than those granted to the MFN Investor in the MFN Offering.

               "Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Corporation. In the event a fee is paid by the Corporation in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Corporation is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or could be converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the Purchaser. In the event the Corporation directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

               "Principal Market" shall mean the NASDAQ National Market System or such other principal market or exchange on which the Common Stock is then listed for trading.


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               "Trading  Day" shall mean a day on which  there is trading on the
          NASDAQ National Market System or such other market or exchange on which the Common Stock is then principally traded.

               "Variable Rate Transaction" shall mean a transaction in which the Corporation issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Corporation pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Corporation which are registered for resale pursuant to the Securities Act.

               "VWAP" shall mean the daily volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day as reported on Bloomberg's, as such figure may be adjusted pursuant hereto.

               (c) Stock Splits; Dividends; Adjustments.

                    (i) If the  Corporation or any of its  subsidiaries,  at any time while the Preferred Shares are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock other than a stock dividend on the Preferred Shares pursuant to Section 2 above, (B) subdivide outstanding Common Shares into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                    As used  herein,  the  Affected  Conversion  Prices (each an
               "Affected Conversion Price") shall refer to: (i) the Conversion Price; or, as applicable, (ii) each VWAP occurring on any Trading Day included in the period used for determining the Market Price or Closing Price, as the case may be, which Trading Day occurred before the record date in the case of events referred


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               to in clause  (A) of this  subparagraph  5(c)(i)  and  before the effective  date in the case of the events  referred to in clauses
               (B) and (C) of this subparagraph 5(c)(i).

                    (ii) If the Corporation or any of its  subsidiaries,  at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Sections 5(c)(i) above), then concurrently with such distributions to holder of Common Stock, the Corporation shall distribute to holders of the Preferred Shares, the amount of such indebtedness, assets, cash or rights or warrants which the holders of Preferred Shares would have received had they converted all their Preferred Shares into Common Shares immediately prior to the record date for such distribution.

                    (iii) Common Stock Issuances. In the event that the Corporation or any of its subsidiaries (X) issues or sells any Common Stock (including under the Warrants (as defined in the Purchase Agreement)) or Convertible Securities, other than:

                         (A) shares or options issued or which may be issued pursuant to the Company's duly adopted employee or director stock option, stock incentive, employee stock purchase, or 401(k), plans;

                         (B) shares issued upon exercise of options, warrants or
                    rights outstanding as of the day immediately prior to the first issuance of the Company's Series A 6% Cumulative Convertible Preferred Stock and listed in the Company's Pre-Agreement SEC Documents (as defined in the Purchase Agreement) and set forth on Schedule 2.1(c) to the Purchase Agreement (unless such options, warrants or rights are amended or floating);

                         (C) shares issued upon conversion of shares of the Company's Series A 6% Cumulative Convertible Preferred Stock, or as a dividend or distribution on such shares;

                         (D)  shares  issued  pursuant  to an event  covered  by
                    Section 5(c)(i) above; or

                         (E) shares  issued or issuable in a  transaction  as to
                    which the application of this Section 5(c) has been waived by written consent of holders of 75% of the Preferred Shares;

               or (Y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, in any case under clause (X) or (Y) at or to an effective Per Share Selling Price which is less than the Conversion Price, then in each such case, the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount equal to such Per Share Selling Price, provided that, notwithstanding the foregoing, no issuance of Common Stock upon exercise of the Warrants shall have the effect of reducing the Conversion Price to an amount per share which is less than the Floor Price.

               For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

               For purposes of this Section 5(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

                    (iv) All calculations  under this Section 5(c) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                    (v) No adjustment in the  Conversion  Price shall reduce the
               Conversion Price below the then par value of the Common Stock, provided that the Corporation shall not increase such par value so long as any Preferred Shares are outstanding.

                    (vi) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to the holders of Preferred Shares a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 3 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 5(c)(i) or (ii) above.

          (d) Notice of Record Date. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least 15 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

          (e) Issue Taxes. The Corporation shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of, or payment of dividends on, Preferred Shares pursuant hereto. However, the holder of any Preferred Shares shall pay any tax that is due because the Common Shares issuable upon conversion thereof or dividend payment thereon are issued in a name other than such holder's name.

          (f) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Shares, an amount of Common Shares equal to (i) 100% of the number of shares issuable upon conversion of the Preferred Shares at the then applicable Market Price or Conversion Price, whichever is lower (in each case without regard to any limitations or restrictions set forth herein), provided that such percentage shall be increased to 200% following June 1, 2001, and (ii) 100% of the number of shares issuable upon payment of all dividends hereunder in Common Stock. The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in commercially reasonable best efforts to obtain any requisite stockholder approval.

          (g) Fractional Shares. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation's option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).

          (h)   Reorganization,   Merger  or  Going  Private.  In  case  of  any
     reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a "going private" transaction under Rule 13e-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event. In addition to the foregoing, if the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 5(c) above and such Section shall also apply to such distribution. Nothing contained in this paragraph shall affect the repurchase rights of holders of Preferred Shares set forth in
     Section 5(m) below.

               (i) Automatic Redemption, Early Redemption and Forced Conversion.

                    (1) Automatic Redemption.  On the third (3rd) anniversary of the Closing Date (as defined in the Purchase Agreement) ("Automatic Redemption Date"), the Corporation shall redeem all outstanding Preferred Shares for cash at a redemption price per share equal to the Liquidation Value. Such cash payment shall be made on such Automatic Redemption Date or, if not a Trading Day, on the first Trading Day thereafter. If such cash payment is not paid in full within three (3) Trading Days following the Automatic Redemption Date, then the Corporation shall redeem all outstanding Preferred Shares for cash at the Premium Redemption Price (as defined in the Registration Rights Agreement). If the funds of the Corporation legally available under statute for redemption of the Preferred Shares are insufficient to redeem the total number of Preferred Shares to be redeemed, then those funds that are legally available will be used to redeem the maximum number of such shares, and the shares not legally capable of being redeemed for cash ("Excess Shares") shall remain outstanding, provided that at the holder's option (which may be exercised in whole or in part) and to the extent legally permissible, such Excess Shares shall be redeemed for a promissory note for the Premium Redemption Price as set forth below ("Redemption Promissory Note"). At any time thereafter when additional funds of the Corporation are legally available for the redemption of such other shares, at the holder's option, such funds will immediately be used to redeem such Excess Shares at the Premium Redemption Price (as defined in the Registration Rights Agreement) determined as of the Automatic Redemption Date or the actual redemption date, whichever is greater, and to payoff any amounts due under the Redemption Promissory Note. Such redemption and payments shall be made in preference and prior to any payments under any other redemption, repurchase of similar obligations of the Corporation or its subsidiaries. Notwithstanding the foregoing, the Corporation shall use its best efforts to have sufficient funds legally available for redemption of all Preferred Shares, shall be in breach hereof upon any failure to have such sufficient funds, and shall, to the extent requested by holder and legally permissible, issue to the holders of Preferred Shares on the Automatic Redemption Date a Redemption Promissory Note payable upon demand, in form and substance reasonably satisfactory to the holders of Preferred Shares, evidencing a debt obligation to such holders in the amount of such Premium Redemption Price and accruing interest at 6% per annum, compounded on June 30 and December 31 of each year.

                    (2) Early  Redemption.  In the event  that (a) the  November
               2001 interim analysis of the Corporation's North American/European Phase III clinical trial results by the Data and Safety Monitoring Board (the "DSMB") results in anything other than (i) permission for the Corporation to terminate the trial and begin the process for applying for regulatory approval or (ii) permission for the Corporation to proceed to the scheduled endpoint of the trial at the end of 2002, or (b) such interim analysis is not completed by December 31, 2001 or the DSMB's determination is not announced prior to January 31, 2002, then each holder of Preferred Shares shall have the right to require the Corporation to redeem any or all of such holder's Preferred Shares effective as of the date (the "Early Redemption Date") that is six (6) months following (x) the date that the DSMB determines that neither of the provisions in clauses (i) or
               (ii) above is permissible in the case of clause (a) above or, (y) December 31, 2001 or January 31, 2001, as the case may be, in the case of clause (b) above (in any case, the "Determination Date"), at a redemption price per share equal to the Liquidation Value. Such election shall be made by delivering to the Corporation a written notice (the "Early Redemption Notice") for such early redemption within thirty (30) days after the Determination Date (or such later date on which the holders of Preferred Shares are advised in writing of such Determination Date). Subject to the terms hereof, the Corporation shall have the right to satisfy payment of such redemption price either in cash or in a combination of cash and shares of Common Stock at the
               Corporation's option. The Corporation shall deliver to any holders of Preferred Shares delivering an Early Redemption Notice a written irrevocable notice electing to pay such redemption price on such Early Redemption Date solely in cash or in a combination of cash and Common Stock (the "Company Election Notice"), provided that the Corporation shall be permitted to pay only up to 50% of such redemption price for such holder's Preferred Shares in shares of Common Stock. Such Company Election Notice shall be delivered at least thirty

               (30) Trading Days prior to the Early Redemption Date but no more than sixty (60) Trading Days prior to the Early Redemption Date (the date of such notice being hereinafter referred to as the "Notice Date"). If such Company Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the redemption shall be made in either cash or shares of Common Stock on the same terms hereunder at the holder's sole option. To the extent the Corporation elects or is required to satisfy part of such redemption price in shares of Common Stock, the number of such shares to be issued for such Early Redemption Date shall be the number determined by dividing (x) the dollar amount of the redemption price being satisfied in shares of Common Stock, by (y) the Market Price determined as of the Early Redemption Date. Such shares of Common Stock shall be issued and delivered within three (3) Trading Days following the later of
               (i) such Early Redemption Date and (ii) the date that the duly endorsed stock certificate representing the Preferred Shares is delivered to the Corporation or at the offices of any transfer agent for such shares, and such shares of Common Stock shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends. If any holder of Preferred Shares does not receive the requisite number of shares of Common Stock in the form required above within such three Trading Day period, after having first delivered the certificate representing the Preferred Shares, then the Holder shall have the option of either (a) requiring the Corporation to issue and deliver all or a portion of such shares or (b) canceling such election (whether by the Corporation or such holder), in whole or in part, to pay the redemption price in part in Common Stock, in which case the Corporation shall immediately pay in cash the full redemption price due hereunder or such portion as the holder specifies is to be paid in cash instead of Common Stock. To the extent the Corporation makes any election pursuant to this subsection, all holders of Preferred Shares must be treated proportionately equal with respect to such redemption payment. Notwithstanding anything to the contrary herein, the Corporation shall be prohibited from exercising its right to satisfy the redemption price hereunder in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Early Redemption Date (x) if at any time from the Notice Date until the time at which the holder(s) receive such shares there fails to exist Effective Registration (as defined in the Purchase Agreement) or any of the other conditions set forth in subsection 5(i)(5) below fail to exist, and (y) to the extent any such issuance would cause a violation of subsection 5(i)(4) below.

                    (3) Forced  Conversion.  Subject to Subsections  5(i)(4) and
               5(i)(5) below, in the event that after the first anniversary of the Closing Date (as defined in the Purchase Agreement) the VWAP for at least twenty (20) out of thirty (30) consecutive Trading Days equals or exceeds 175% of the Conversion Price (as adjusted), the Corporation shall have the right to compel holders of Preferred Shares (on a pro rata basis) to convert all or a portion of their Preferred Shares at the Conversion Price in effect on the conversion date; provided, however, that (1) the Corporation shall provide at least 20 Trading Days prior written notice ("Forced Conversion Notice") to all holders of its election hereunder, specifying the conversion date (the "Forced Conversion Date") and the number of shares to be converted, (2) there shall be Effective Registration at the time such 30-Trading Day period commenced and all times thereafter through and including the Forced Conversion Date, and (3) holders of
               Preferred Shares may continue to convert any or all of their Preferred Shares after receiving the Corporation's election notice under this Section 5(i)(3) (which conversions shall be applied against the number of Preferred Shares required to be converted on the Forced Conversion Date). Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Preferred Shares contained herein.

                    (4) Ownership Limitation. Notwithstanding anything contained in subsections (2) and (3) above, no holder's Preferred Shares shall be subject to forced conversion or redemption in shares of Common Stock to the extent such conversion or redemption would result in the holder of Preferred Shares exceeding or violating the limitations or provisions contained in Section 5(j) below. In such event, the Preferred Shares of such holder shall be converted or redeemed to the extent such limitations are not exceeded or violated, and the Corporation's obligation to issue such Common Shares which would exceed such limits referred to in such Section 5(j) shall be suspended to the extent necessary until such time as shares of Common Stock may be issued in compliance with such restrictions, but following satisfaction of the condition precedent contained in this Section 5(i)(4), such holder of Preferred Shares shall be obligated to convert such Preferred Shares.

                    (5) Conditions Precedent. Notwithstanding the preceding subsections (2) and (3), no holder of Preferred Shares shall be obligated to convert any Preferred Shares held by such holder on the Forced Conversion Date or to accept shares of Common Stock in payment of any redemption hereunder, unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion or redemption in shares of common Stock (waivable by any holder with respect to such holder's Preferred Shares):

                    (A) There shall be Effective Registration;

                    (B) There shall not have occurred a Change in Control Transaction or the public announcement of a pending Change in Control Transaction which has not been abandoned or terminated; and

                    (C) The total number of Common Shares issuable hereunder (regardless of any limitations contained herein) shall have been duly authorized and reserved for issuance.

          (j) Limitations on Holder's Right to Convert.

               (A) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon conversion or redemption pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Preferred Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Act) ("Aggregation Parties" that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right
          (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the Exchange Act or the Rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage limitation thereunder from 10%, and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a transaction or event referred to in Section 5(m) below or any other transaction in which in excess of 50% of the Corporation's voting control is transferred in one or a series of related transactions (whether by transfer, merger, consolidation or otherwise) or there is a replacement of more than 50% of the members of the

          Board of Directors of the Corporation with out the prior approval of the incumbent directors.

               (B) The holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such holder will not acquire shares of Common Stock pursuant to any right (including conversion of Preferred Shares) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

               (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

               (y) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

          A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 5(j)(B) controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement or document entered into in connection therewith.

          The Corporation's obligation or right to issue Common Shares which would exceed such limits referred to in this Section 5(j) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

               (C) 19.9% Limitation. Notwithstanding anything contained herein, in no event shall the Corporation issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Subscribers under the Purchase Agreement would exceed 19.9% of the Corporation's issued and outstanding shares of Common Stock on the date of the Purchase Agreement. Only shares acquired pursuant to the Purchase Agreement, Preferred Shares and Warrants (as defined in the Purchase Agreement) will be included in determining whether the limitations would be exceeded for purposes of this paragraph.

               (D) The holder agrees that, following its receipt of any Forced Conversion Notice or Company Election Notice electing payment in Common Stock, such holder shall divest itself of all shares of Common Stock purchased on an Approved Market (as defined in the Purchase Agreement) prior to the applicable Forced Conversion Date or Early Redemption Date, at the case may be. In addition, the holder agrees that, following its receipt of a Dividend Notice, if it is reasonably likely that such dividends will not be able to be paid in full in Common Stock on the applicable Dividend Payment Date due solely to the limitations contained in subsections (A) and (B) above, then such holder shall divest itself of a sufficient number of shares of Common Stock purchased on an Approved Market in order to reasonably permit such dividend payment in Common Stock without violation of this Section 5(j), prior to such Dividend Payment Date.

          (k) Certificate for Conversion Price Adjustment. The Corporation shall promptly furnish or cause to be furnished to each holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 5 and setting forth a brief statement of the facts requiring such adjustment or readjustment.

          (l) Specific Enforcement. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. Each holder of Preferred Shares and each permitted assignee shall have all rights and remedies set forth in this Certificate and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Certificate shall be entitled to enforce such rights specifically or pursue other injunctive relief or other equitable remedies (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Certificate and to exercise all other rights granted by law. Each holder of Preferred Shares and each permitted assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

          (m) Mandatory Repurchase. Each holder shall have the unilateral option and right to compel the Corporation to repurchase any or all of such holder's Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to 115% of the Liquidation Value then in effect if any Change in Control Transaction shall occur.

     6. Voting Rights. The holders of Preferred Shares shall have the right to vote, in connection with any matter voted upon by, and as a single class with, the holders of Common Stock of the Corporation, with each such holder having one vote for each Common Share into which such holder's Preferred Shares are then convertible hereunder (for clarification purposes, after applying the limitations contained in, and without violating the provisions of, Section 5(j) above). In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Corporation's Certificate of
Incorporation, the affirmative vote of a majority of the Corporation's outstanding Preferred Shares shall be necessary for (i) any amendment, modification or repeal of this Certificate of Designations or the Certificate of Incorporation or by-laws of the Corporation (whether by merger, consolidation, reclassification, reorganization or otherwise), or (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation (whether by merger, consolidation or otherwise) that may amend or change or adversely affect any of the rights, preferences, obligations or privileges of the Preferred Shares, provided, that approval of the holders of Preferred Shares shall not be required for any amendment to the Corporation's Certificate of Incorporation providing for the designation of a series of preferred stock that is permitted under Section 11 below, provided, however, that (a) holders of Preferred Shares who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote, and (b) no vote shall be required in connection with a merger, the sole purpose of which is to effect a change of the Corporation's state of incorporation and/or increase the number of members of the Board of Directors of the Corporation, so long as such merger or change does not in any way amend or change or adversely affect any of the rights, preferences, obligations or privileges of the Preferred Shares.

     7. Notices. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.

     8. Certificates.

          (a) The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange. In the event that any holder of Preferred Shares notifies the Corporation that its certificate(s) therefor have been lost, stolen or destroyed, the Corporation shall promptly and without charge deliver replacement certificate(s) to such holder, provided that such holder executes and delivers to the Corporation an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s).

          (b) The certificate(s) representing the Preferred Shares may be imprinted with a legend in substantially the following form:

          "THIS CERTIFICATE IS NOT REQUIRED TO BE PHYSICALLY SURRENDERED TO THE CORPORATION IN THE EVENT THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTED OR REDEEMED IN PART. AS A RESULT, FOLLOWING ANY CONVERSION OR REDEMPTION OF ANY PORTION OF THE SECURITIES
          REPRESENTED BY THIS CERTIFICATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES INDICATED ON THIS CERTIFICATE. IF ANY SECURITIES ARE CONVERTED AS AFORESAID, THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER ANY SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL SUCH HOLDER FIRST PHYSICALLY SURRENDERS TO VAXGEN, INC. ALL CERTIFICATES REPRESENTING ANY SUCH SECURITIES WHICH HAVE

          PREVIOUSLY BEEN CONVERTED IN WHOLE OR IN PART, WHEREUPON VAXGEN, INC. WILL FORTHWITH ISSUE AND DELIVER UPON THE ORDER OF SUCH HOLDER NEW CERTIFICATE(S) EVIDENCING SUCH SECURITIES THEN HELD BY SUCH HOLDER."

     9. Attorneys' Fees. In connection with enforcement by a holder of Preferred Shares of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

     10. No Reissuance. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

     11.  No  Senior  Securities.   So  long  as  any  Preferred  Shares  remain
outstanding, the Corporation and its subsidiaries shall not, without the affirmative vote of the holders of at least 75% of the outstanding Preferred Shares, issue any securities ranking senior to the Preferred Shares in any manner (including without limitation with respect to dividends, timing of receipt of liquidation preference or timing of redemption) or incur, permit to exist, create, assume, guarantee or otherwise become directly or indirectly liable for unsecured indebtedness for borrowed money.

     12. Severability of Provisions. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

     13. Limitations. Except as may otherwise be required by law and as are set forth in the Purchase Agreement and the Registration Rights Agreement, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

                                    * * * * *

                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Certificate of Designations of the Corporation has been duly executed this 22nd day of May, 2001.


                                            VAXGEN, Inc.

                                            By:/s/ Donald Francis
                                               -------------------
                                            Name:  Donald Francis
                                            Title: President

                    EXHIBIT A TO CERTIFICATE OF DESIGNATIONS

                            (To be Executed by Holder
                      in order to Convert Preferred Shares)

                              CONVERSION NOTICE FOR
               SERIES A 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

The undersigned, as a holder ("Holder") of shares designated as Series A 6% Cumulative Convertible Preferred Stock ("Preferred Shares") of VAXGEN, Inc., a Delaware corporation (the "Corporation"), hereby irrevocably elects to convert _____________ Preferred Shares for shares ("Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares ("Certificate") as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate. The undersigned represents as of the date hereof that, after giving effect to such conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the "Restricted Ownership Percentage" contained in Section 5(j)(A) of the Certificate and will remain in compliance with Section 5(j)(B) of the Certificate.

Conversion Date:  __________________________

Conversion Information:  NAME OF HOLDER:

                        By:
                           --------------------------------------------
                        Print Name:
                                   ------------------------------------
                        Print Title:
                                    -----------------------------------

                        Print Address of Holder:

                        --------------------------------------------------------

                        --------------------------------------------------------

                        Issue Common Stock to:
                                              ----------------------------------
                        at:
                           -----------------------------------------------------

                        --------------------------------------------------------

If Common Shares are to be issued to a person other than Holder, Holder's signature must be guaranteed below:

SIGNATURE GUARANTEED BY:



THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.


                           Page 1 of Conversion Notice

Page 2 to Conversion Notice dated                   for:
                                  -----------------     ------------------------
                                  (Conversion Date)         (Name of Holder)

              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares being converted:                shares
                                                 ---------
(1)      Number of Preferred Shares x $1,000:   $
                                                 ---------
(2)      Accrued But Unpaid Dividends
         [amount (1) above x (.06/360)
          x number of days elapsed
          since dividends last paid]:           $
                                                 ---------
(3)      Liquidated Damages not yet paid:       $
                                                 ---------
                                                                    -----------
Aggregate Liquidation Value [(1) + (2) + (3)]:                     $
                                                                    ===========

Conversion Price                                                   $
                                                                    ===========

a.  Total Number of Common Shares   = Aggregate Liquidation Value

                                Conversion Price

NUMBER OF COMMON SHARES ISSUED UPON CONVERSION  =          shares
                                                  --------

          The Holder hereby represents that, immediately following such conversion, the balance of the number of Preferred Shares held by such
                      Holder equals _____________________.


If the conversion is not being settled by DTC, please issue and deliver ____ certificate(s) for Common Shares in the following amount(s):

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If the  Holder  is  receiving  certificate(s)  for  Preferred  Shares  upon  the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

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